Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS RECORD ANNUAL EARNINGS OF $235.1 MILLION
Company Achieves Record Loan Production in the Fourth Quarter

OLNEY, MARYLAND, January 20, 2022 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $45.4 million ($0.99 per diluted common share) for the quarter ended December 31, 2021. The current quarter compares to $56.7 million ($1.19 per diluted common share) for the fourth quarter of 2020 and net income of $57.0 million ($1.20 per diluted common share) for the third quarter of 2021.

Core earnings were $47.8 million ($1.05 per diluted common share), compared to $55.7 million ($1.18 per diluted common share) for the quarter ended December 31, 2020 and $52.0 million ($1.10 per diluted common share) for the quarter ended September 30, 2021. The impact of the provision for credit losses and provision on unfunded loan commitments, merger and acquisition expense, loss on FHLB redemptions, amortization of intangibles and investment securities gains, each on an after-tax basis, are excluded in the determination of core earnings.

The provision for credit losses for the current quarter was $1.6 million as compared to a credit of $4.5 million for the fourth quarter of 2020 and credit of $8.2 million for the third quarter of 2021. While the continued improvement in forecasted macroeconomic indicators, most notably the forecasted unemployment rate, resulted in credits for the provision for credit losses during most of 2021, the current quarter's provision was primarily the result of the growth in the loan portfolio that occurred during the quarter.

“This was an exceptional year for our company. Our wealth group significantly grew our assets under management, our mortgage business delivered another strong year, and our credit quality has remained stable.” said Daniel J. Schrider, President and Chief Executive Officer. “We are especially pleased with the significant commercial loan production the team delivered in the fourth quarter. These record results will fuel continued growth for our company and represent our position of strength in the market.”

Fourth Quarter Highlights:

•Core earnings for the fourth quarter of 2021 were $47.8 million compared to $55.7 million for the prior year quarter as an increase in net interest income was exceeded by lower non-interest income and increased non-interest expense compared to the fourth quarter of 2020. The decline in non-interest income reflected the effect of lower mortgage banking income, the result of rising mortgage interest rates during 2021. Non-interest expense rose in response to increased compensation costs associated with performance and production benchmarks, operational and staffing costs and expenses related to the implementation of strategic initiatives.

•At December 31, 2021, total assets were $12.6 billion, a 2% decrease compared to $12.8 billion at December 31, 2020. During the year, excess liquidity resulting from deposit growth and PPP loan forgiveness was used to reduce borrowings as well as fund the loan growth that occurred in the fourth quarter.

•Total loans declined 4%, driven by a reduction of $874.4 million in PPP loans. Excluding the impact of the PPP forgiveness, total commercial loans grew by $681.1 million during the year, while residential mortgage and consumer loans declined a combined $259.9 million due to run-off. In the second half of 2021, $2.1 billion in new gross loan production of which $1.5 billion was funded, more than offset $873.8 million in commercial loan run-off. During the fourth quarter of the current year, funded commercial loan production increased to $937.3 million or 115% compared to $435.2 million for the same quarter of the prior year.

•Year-over-year deposits increased 6%, driven by 14% growth in noninterest-bearing deposits and 2% growth in interest-bearing deposits, reflecting the impact of the PPP program and the growth in transaction relationships, while time deposits declined $366.8 million.

•During the past twelve months, borrowings of $835.5 million were eliminated. The reduction in borrowings included the redemption of $31.0 million of 5.65% subordinated debt acquired as part of the Revere Bank

("Revere") acquisition and $25.0 million of 4.75% subordinated debt acquired as part of the WashingtonFirst Bankshares, Inc. ("WashingtonFirst") acquisition.

•For the fourth quarter of 2021, the net interest margin was 3.51%, compared to 3.38% for the same quarter of 2020, and 3.52% for the third quarter of 2021. Excluding the impact of the amortization of the fair value marks derived from acquisitions, the current quarter’s net interest margin would have been 3.52%, compared to 3.31% for fourth quarter of 2020, and 3.49% for the third quarter of 2021. Solely excluding the impact of PPP loans, the current quarter’s net interest margin would have been 3.30%, compared to 3.46% for the fourth quarter of 2020, and 3.35% for the third quarter of 2021.

•The provision for credit losses was $1.6 million for the current quarter compared to the prior year quarter’s credit to the provision of $4.5 million. The provision for the current quarter compared to the prior year quarter's credit to the provision was the result of the growth in the loan portfolio during the current quarter. The additions to the allowance during the current quarter to reflect increased portfolio balances were partially offset by reductions that reflected continued improvement in forecasted economic variables.

•Non-interest income for the current quarter decreased by 30% or $9.7 million compared to the prior year quarter. Income from mortgage banking activities declined 75%, which was partially offset by 17% growth in wealth management income, 20% growth in service charges on deposit accounts and 16% growth in bank card fees.

•Non-interest expense for the current quarter increased $4.5 million or 7% compared to the prior year quarter. This increase was driven by increases in compensation costs, predominantly incentive compensation tied to the achievement of performance and loan production benchmarks.

•Return on average assets (“ROA”) for the quarter ended December 31, 2021 was 1.41% and return on average tangible common equity (“ROTCE”) was 16.07% compared to 1.78% and 21.89%, respectively, for the fourth quarter of 2020. On a non-GAAP basis, the current quarter's core ROA was 1.48% and core ROTCE was 16.92% compared to core ROA of 1.75% and core ROTCE of 21.52% for the fourth quarter of 2020.

•For the fourth quarter of 2021, the GAAP efficiency ratio was 51.75% compared to 46.69% for the fourth quarter of 2020, and 48.23% for the third quarter of 2021. The non-GAAP efficiency ratio for the fourth quarter of 2021 was 50.17% compared to 45.09% for the prior year quarter, and 46.67% for the third quarter of 2021. The deterioration of the non-GAAP efficiency ratio was driven by the combination of a decline in non-interest income and an increase in non-interest expense.

•During the quarter, the Company repurchased 1,088,172 shares of its common stock at an average price of $48.66 per share. The shares repurchased during the quarter completed the authorized repurchase of 2,350,000 shares under the current repurchase authorization.

Balance Sheet and Credit Quality

Total assets declined 2% to $12.6 billion at December 31, 2021, as compared to $12.8 billion at December 31, 2020. During this period, total loans declined by 4% to $10.0 billion at December 31, 2021, compared to $10.4 billion at December 31, 2020. Excluding PPP loans, total loans at December 31, 2021 grew 5% to $9.8 billion as compared to $9.3 billion at December 31, 2020, as the commercial loan portfolio grew $681.1 million, while the residential mortgage loan portfolio declined $152.6 million. The growth in the commercial portfolio, excluding PPP loans, occurred in all commercial portfolios led by the $506.6 million or 14% growth in the investor owned commercial portfolio. The year-over-year decline in the mortgage loan portfolio resulted from the continuing sale of a majority of new mortgage loan production.

Deposit growth was 6% during the past twelve months, as noninterest-bearing deposits experienced growth of 14% and interest-bearing deposits grew 2%. This growth was driven primarily by the impact of the PPP program and, to a lesser extent, growth in interest-bearing transaction relationships.

Tangible common equity ratio increased to 9.21% of tangible assets at December 31, 2021, compared to 8.61% at December 31, 2020 as a result of 2021 earnings, net of the $107.3 million repurchase of common shares, and the decrease in tangible assets during the past year. Excluding the impact of the PPP program from tangible assets at December 31, 2021, the tangible common equity ratio would be 9.35%. At December 31, 2021, the Company had a total risk-based capital ratio of 14.55%, a common equity tier 1 risk-based capital ratio of 11.88%, a tier 1 risk-based capital ratio of 11.88%, and a tier 1 leverage ratio of 9.26%.

Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. At December 31, 2021, the level of non-performing loans to total loans was 0.49% compared to 1.11% at December 31, 2020, and 0.80% at September 30, 2021. At December 31, 2021, non-performing loans totaled $48.8 million, compared to $115.5 million at December 31, 2020, and $78.2 million at September 30, 2021. Loans placed on non-accrual during the current quarter amounted to $0.5 million compared to $54.7 million for the prior year quarter and $5.7 million for the third quarter of 2021. Non-accrual loans at quarter end declined from the prior quarter due primarily to payoff activity. Loans greater than 90 days or more past due decreased from the prior quarter as a result of the extension of existing performing portfolio loans that were in process of being extended at the end of the prior quarter end.

The Company recorded net charge-offs of $0.4 million for the fourth quarter of 2021, as compared to net charge-offs of $0.5 million for the fourth quarter of 2020 and net charge-offs of $7.8 million for the third quarter of 2021.

At December 31, 2021, the allowance for credit losses was $109.1 million or 1.10% of outstanding loans and 224% of non-performing loans, compared to $107.9 million or 1.11% of outstanding loans and 138% of non-performing loans at the end of the previous quarter. Excluding PPP loans, the allowance for credit losses to outstanding loans was 1.12% at December 31, 2021. The increase in the allowance during the current quarter compared to the previous quarter was the result of the growth in the loan portfolio during the quarter, net of the impact of continued improvement in forecasted economic metrics, in addition to the update to various metrics applied in the determination of the allowance for credit losses.

Income Statement Review

Quarterly Results

The Company recorded net income of $45.4 million for the three months ended December 31, 2021, compared to net income of $56.7 million for the prior year quarter. The results for the current quarter reflect a combination of the impact of an increased provision for credit losses, decreased mortgage banking income and growth in non-interest expense from the fourth quarter of the prior year.

For the fourth quarter of 2021, net interest income increased $5.4 million or 5% compared to the fourth quarter of 2020, due primarily to a significant reduction in interest expense during the preceding twelve months. During this period, as general market interest rates declined, interest income declined modestly by $1.7 million, while interest expense on deposits, notably money market, time deposits, and borrowings, declined to a greater extent, resulting in a $7.2 million decrease in interest expense. Interest expense on interest-bearing deposits declined $3.6 million and interest expense on borrowings declined $3.6 million. For the current quarter, the PPP program contributed $9.2 million to net interest income, of which $8.3 million represented origination fees. The net interest margin for the fourth quarter of 2021 was 3.51% as compared to 3.38% for the same quarter of the prior year, primarily the result of decreased funding costs during the current period. Excluding the net $0.5 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current quarter would have been 3.52% compared to the adjusted net interest margin of 3.31% for the fourth quarter of 2020.

The provision for credit losses was $1.6 million for the fourth quarter of 2021 compared to a charge of $4.5 million for the fourth quarter of 2020. The provision for credit losses for the third quarter of 2021 was a credit of $8.2 million. The provision for the current quarter compared to the prior year quarter's credit to the provision was the result of the origination of new credits and the changes in the mix of the loan portfolio during the current quarter. Continued improvement in forecasted economic variables continued to positively impact the allowance for credit losses in the fourth quarter of 2021.

Non-interest income decreased $9.7 million or 30% for the fourth quarter of 2021, compared to the prior year quarter. This decrease is the result of a $10.9 million or 75% decline in income from mortgage banking activities, which exceeded the 17% growth in wealth management income, 20% growth in service charges on deposit accounts and 16% growth in bank card fees. In addition, other non-interest income declined 24% compared to the prior year primarily as a result of a decrease in credit related fees. The growth in wealth management income continued to reflect the positive impact of the Rembert Pendleton Jackson ("RPJ") acquisition in 2020, in addition to the performance in the financial markets and the expansion of the wealth management client base. The growth in service charge income reflects the impact of the prior year's temporary suspension of certain service fees as well as lower transaction volume, both a resulting reaction to the Covid-19 pandemic. Bank card fees grew compared to the prior year quarter driven by transaction volume.

Non-interest expense increased $4.5 million or 7% for the fourth quarter of 2021, compared to the prior year quarter. The increase was driven by rising compensation costs and occupancy and equipment expenses, which were partially offset by a significant reduction in FDIC insurance expense and other expenses. Salary and benefit expense increased $5.5 million as a result of incentive compensation tied to performance and loan production benchmarks. The increase in occupancy and equipment expense reflects increases in depreciation and software amortization expense. FDIC insurance expense declined from the prior year quarter due to the reduction in risk factors applied by the regulatory agency in the determination of the Company's premium. Other expenses decreased principally due to a reduction in the current quarter's provision for credit losses provided on lines of credit compared to the prior year.

For the fourth quarter of 2021, the GAAP efficiency ratio was 51.75% compared to 46.69% for the fourth quarter of 2020, and 48.23% for the third quarter of 2021. The non-GAAP efficiency ratio was 50.17% for the current quarter as compared to 45.09% for the fourth quarter of 2020, and 46.67% for the third quarter of 2021. The increase in the efficiency ratio (reflecting a decrease in efficiency) from the fourth quarter of the prior year to the current year quarter was the result of the 7% growth in non-GAAP non-interest expense combined with the 3% decline in non-GAAP revenue. ROA for the fourth quarter ended December 31, 2021 was 1.41% and ROTCE was 16.07% compared to 1.75% and 19.56%, respectively, for the third quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.48% and core ROTCE was 16.92% compared to core ROA of 1.60% and core ROTCE of 17.85% for the prior quarter of 2021.

Full Year Results

The Company recorded net income of $235.1 million for the year ended December 31, 2021 compared to net income of $97.0 million for the year ended December 31, 2020. Core earnings were $211.9 million for the year ended December 31, 2021 compared to $189.4 million for the prior year. The current year benefited from increased net interest income of $61.4 million and a $45.6 million credit to the provision for credit losses. The current year's non-interest income reflected a decline in mortgage banking income offset by increases in service charges, wealth management income, bank card fees and other non-interest income. Non-interest expense experienced increases in the majority of categories resulting from the full year impact of operational and compensation costs associated with the acquisitions in 2020, the implementation of strategic initiatives and the achievement of performance and loan production benchmarks. The prior year's results reflected the combined impact of merger and acquisition expense associated with the Revere acquisition, the impact of the Covid-19 pandemic on the economic forecast used in the determination of the allowance for credit losses and the additional provision for credit losses associated with the acquisition of Revere during that period.

Net interest income for the year ended December 31, 2021 increased 17% or $61.4 million compared to the prior year driven by the increase in interest income from the commercial loan portfolio and the overall decrease in interest expense during the current year. These positive impacts were partially offset by the decrease in interest income on the investment securities and the mortgage and consumer loan portfolios. Contributing to the growth in net interest income, the PPP program, net of its funding costs, generated $44.7 million during the current year as compared to $19.0 million in the prior year. The net interest margin improved to 3.56% for the year ended December 31, 2021, compared to 3.35% for the prior year. Excluding the net $4.1 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current year would have been 3.52%. The net interest margin for 2020, excluding the amortization of fair value marks, would have been 3.23%.

The provision for credit losses for the year ended December 31, 2021 amounted to a credit of $45.6 million as compared to a charge of $85.7 million for 2020. For the year ended December 31, 2021, the credit for the provision for credit losses, compared to the prior year's charge to the provision, reflects the impact of the continued improvement in forecasted economic metrics, notably the rate of unemployment, anticipated business bankruptcies and the housing price index. These decreases were partially offset by the loan growth in the fourth quarter of 2021 and qualitative factors applied in the determination of the allowance. The charge to the provision for credit losses for the same period in 2020 predominantly reflected the combined results of the impact of the deteriorated economic forecasts during the first half of 2020 and the initial allowance on acquired Revere non-purchased credit deteriorated loans.

For the year ended December 31, 2021, non-interest income decreased 1% to $102.1 million compared to $102.7 million for 2020. Wealth management income increased $6.3 million year-over-year as assets under management grew $927 million. Service charge income also increased 17% as customer activity increased. As a result of increased transaction volume, bank card fees grew 22% compared to the prior year period. Other non-interest income also grew significantly compared to the prior year as a result of the combination of the full payoff of a purchased credit deteriorated loan, credit related fees and activity-based contractual vendor incentives. Income from mortgage banking activities decreased during the year compared to the prior year as a result of declining origination volumes.

Non-interest expense was $260.5 million for the year ended December 31, 2021, compared to $255.8 million for 2020. The current year included $9.1 million in prepayment penalties on FHLB borrowings compared to $5.9 million in prepayment penalties in the prior year. The prior year included $25.2 million in merger and acquisition expense. Excluding the impact of these items results in a year-over-year growth rate in non-interest expense of 12%. This growth was driven by a combination of operational and compensation costs associated with the 2020 acquisitions, staffing increases, and incentive compensation associated with volume-based and performance benchmarks, in addition to increases in professional fees and services associated with certain strategic initiatives, intangible asset amortization, marketing and outside data services cost.

The effective tax rate for the year ended December 31, 2021 was 24.56%, compared to a tax rate of 22.08% for the same period in 2020. The current year's effective tax rate reflects a more normalized rate, while the prior year's rate reflected the favorable result of the changes to tax laws in 2020 that expanded the time permitted to utilize previous net operating losses. The Company applied this change to the 2018 acquisition of WashingtonFirst to realize a tax benefit of $1.8 million for 2020, resulting in a greater proportional benefit from the operating income in 2020.

For the year ended 2021, the GAAP efficiency ratio was 49.47% compared to 54.90% for the same period in 2020. The non-GAAP efficiency ratio the current year was 46.17% compared to 46.53% for to prior year. The improvement in the current year’s non-GAAP efficiency ratio compared to the prior year was the result of the 13% growth in non-GAAP revenue, which outpaced the 12% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of the provision/(credit) for credit losses, provision/(credit) for credit losses on unfunded loan commitments, merger and acquisition expense, amortization of intangible assets, loss on FHLB redemption, and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-844-200-6205. Please use the following access code: 433045. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until February 3, 2022. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 511846.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2020, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(Dollars in thousands, except per share data)	2021	2020		2021	2020
Results of operations:
Net interest income	$105,268	$99,827	5%	$424,518	$363,159	17%
Provision/ (credit) for credit losses	1,585	(4,489)	(135)	(45,556)	85,669	(153)
Non-interest income	22,536	32,234	(30)	102,055	102,716	(1)
Non-interest expense	66,141	61,661	7	260,470	255,782	2
Income before income tax expense	60,078	74,889	(20)	311,659	124,424	150
Net income	45,404	56,662	(20)	235,107	96,953	142

Net income attributable to common shareholders	$45,114	$56,194	(20)	$233,599	$96,170	143

Return on average assets	1.41%	1.78%		1.83%	0.82%
Return on average common equity	11.87%	15.72%		15.48%	7.24%
Return on average tangible common equity (1)	16.07%	21.89%		21.01%	10.25%
Net interest margin	3.51%	3.38%		3.56%	3.35%
Efficiency ratio - GAAP basis (2)	51.75%	46.69%		49.47%	54.90%
Efficiency ratio - Non-GAAP basis (2)	50.17%	45.09%		46.17%	46.53%

Per share data:
Basic net income per common share	$0.99	$1.19	(17)%	$5.00	$2.19	128%
Diluted net income per common share	$0.99	$1.19	(17)	$4.98	$2.18	129
Weighted average diluted common shares	45,655,924	47,284,808	(3)	46,899,085	44,132,251	6
Dividends declared per share	$0.32	$0.30	7	$1.28	$1.20	7
Book value per common share	$33.68	$31.24	8	$33.68	$31.24	8
Tangible book value per common share (1)	$24.90	$22.68	10	$24.90	$22.68	10
Outstanding common shares	45,118,930	47,056,777	(4)	45,118,930	47,056,777	(4)

Financial condition at period-end:
Investment securities	$1,507,062	$1,413,781	7%	$1,507,062	$1,413,781	7%
Loans	9,967,091	10,400,509	(4)	9,967,091	10,400,509	(4)
Interest-earning assets	11,867,952	12,095,936	(2)	11,867,952	12,095,936	(2)
Assets	12,590,726	12,798,429	(2)	12,590,726	12,798,429	(2)
Deposits	10,624,731	10,033,069	6	10,624,731	10,033,069	6
Interest-bearing liabilities	7,158,899	7,856,842	(9)	7,158,899	7,856,842	(9)
Stockholders' equity	1,519,679	1,469,955	3	1,519,679	1,469,955	3

Capital ratios:
Tier 1 leverage (3)	9.26%	8.92%		9.26%	8.92%
Common equity tier 1 capital to risk-weighted assets (3)	11.88%	10.58%		11.88%	10.58%
Tier 1 capital to risk-weighted assets (3)	11.88%	10.58%		11.88%	10.58%
Total regulatory capital to risk-weighted assets (3)	14.55%	13.93%		14.55%	13.93%
Tangible common equity to tangible assets (4)	9.21%	8.61%		9.21%	8.61%
Average equity to average assets	11.87%	11.34%		11.85%	11.38%

Credit quality ratios:
Allowance for credit losses to loans	1.10%	1.59%		1.10%	1.59%
Non-performing loans to total loans	0.49%	1.11%		0.49%	1.11%
Non-performing assets to total assets	0.40%	0.91%		0.40%	0.91%
Allowance for credit losses to non-performing loans	223.61%	143.23%		223.61%	143.23%
Annualized net charge-offs to average loans (5)	0.01%	0.02%		0.11%	0.01%

(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at December 31, 2021.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020
Core earnings (non-GAAP):
Net income	$45,404	$56,662	$235,107	$96,953
Plus/ (less) non-GAAP adjustments (net of tax):
Provision/ (credit) for credit losses	1,179	(3,343)	(33,875)	63,789
Provision/ (credit) for credit losses on unfunded loan commitments	31	1,173	(919)	1,173
Merger and acquisition expense	—	3	33	18,745
Amortization of intangible assets	1,197	1,232	4,908	4,632
Loss on FHLB redemption	—	—	6,779	4,414
Investment securities gains	(26)	(26)	(158)	(348)
Core earnings (Non-GAAP)	$47,785	$55,701	$211,875	$189,358

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,655,924	47,284,808	46,899,085	44,132,251

Earnings per diluted common share (GAAP)	$0.99	$1.19	$4.98	$2.18
Core earnings per diluted common share (non-GAAP)	$1.05	$1.18	$4.52	$4.29

Core return on average assets (non-GAAP):
Average assets (GAAP)	$12,791,526	$12,645,329	$12,818,202	$11,775,096

Return on average assets (GAAP)	1.41%	1.78%	1.83%	0.82%
Core return on average assets (non-GAAP)	1.48%	1.75%	1.65%	1.61%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,517,793	$1,433,900	$1,518,607	$1,339,491
Average goodwill	(370,223)	(370,419)	(370,223)	(365,543)
Average other intangible assets, net	(26,954)	(33,675)	(29,403)	(28,357)
Average tangible common equity (non-GAAP)	$1,120,616	$1,029,806	$1,118,981	$945,591

Return on average tangible common equity (non-GAAP)	16.07%	21.89%	21.01%	10.25%
Core return on average tangible common equity (non-GAAP)	16.92%	21.52%	18.93%	20.03%

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020
Efficiency ratio (GAAP):
Non-interest expense	$66,141	$61,661	$260,470	$255,782

Net interest income plus non-interest income	$127,804	$132,061	$526,573	$465,875

Efficiency ratio (GAAP)	51.75%	46.69%	49.47%	54.90%

Efficiency ratio (Non-GAAP):
Non-interest expense	$66,141	$61,661	$260,470	$255,782
Less non-GAAP adjustments:
Amortization of intangible assets	1,609	1,655	6,600	6,221
Loss on FHLB redemption	—	—	9,117	5,928
Merger and acquisition expense	—	3	45	25,174
Non-interest expense - as adjusted	$64,532	$60,003	$244,708	$218,459

Net interest income plus non-interest income	$127,804	$132,061	$526,573	$465,875
Plus non-GAAP adjustment:
Tax-equivalent income	862	1,052	3,703	4,128
Less non-GAAP adjustment:
Investment securities gains	34	35	212	467
Net interest income plus non-interest income - as adjusted	$128,632	$133,078	$530,064	$469,536

Efficiency ratio (Non-GAAP)	50.17%	45.09%	46.17%	46.53%

Tangible common equity ratio:
Total stockholders' equity	$1,519,679	$1,469,955	$1,519,679	$1,469,955
Goodwill	(370,223)	(370,223)	(370,223)	(370,223)
Other intangible assets, net	(25,920)	(32,521)	(25,920)	(32,521)
Tangible common equity	$1,123,536	$1,067,211	$1,123,536	$1,067,211

Total assets	$12,590,726	$12,798,429	$12,590,726	$12,798,429
Goodwill	(370,223)	(370,223)	(370,223)	(370,223)
Other intangible assets, net	(25,920)	(32,521)	(25,920)	(32,521)
Tangible assets	$12,194,583	$12,395,685	$12,194,583	$12,395,685

Tangible common equity ratio	9.21%	8.61%	9.21%	8.61%

Outstanding common shares	45,118,930	47,056,777	45,118,930	47,056,777
Tangible book value per common share	$24.90	$22.68	$24.90	$22.68

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	December 31, 2021	December 31, 2020
Assets
Cash and due from banks	$65,630	$93,651
Federal funds sold	312	291
Interest-bearing deposits with banks	354,078	203,061
Cash and cash equivalents	420,020	297,003
Residential mortgage loans held for sale (at fair value)	39,409	78,294
Investments available-for-sale (at fair value)	1,465,896	1,348,021
Other equity securities	41,166	65,760
Total loans	9,967,091	10,400,509
Less: allowance for credit losses	(109,145)	(165,367)
Net loans	9,857,946	10,235,142
Premises and equipment, net	59,685	57,720
Other real estate owned	1,034	1,455
Accrued interest receivable	34,349	46,431
Goodwill	370,223	370,223
Other intangible assets, net	25,920	32,521
Other assets	275,078	265,859
Total assets	$12,590,726	$12,798,429

Liabilities
Noninterest-bearing deposits	$3,779,630	$3,325,547
Interest-bearing deposits	6,845,101	6,707,522
Total deposits	10,624,731	10,033,069
Securities sold under retail repurchase agreements and federal funds purchased	141,086	543,157
Advances from FHLB	—	379,075
Subordinated debt	172,712	227,088
Total borrowings	313,798	1,149,320
Accrued interest payable and other liabilities	132,518	146,085
Total liabilities	11,071,047	11,328,474

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 45,118,930 and 47,056,777 at December 31, 2021 and December 31, 2020, respectively	45,119	47,057
Additional paid in capital	751,072	846,922
Retained earnings	732,027	557,271
Accumulated other comprehensive income/ (loss)	(8,539)	18,705
Total stockholders' equity	1,519,679	1,469,955
Total liabilities and stockholders' equity	$12,590,726	$12,798,429

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$103,589	$104,756	$423,152	$393,477
Interest on loans held for sale	271	592	1,736	1,686
Interest on deposits with banks	330	27	725	446
Interest and dividends on investment securities:
Taxable	3,888	4,866	16,118	22,136
Tax-advantaged	1,992	1,550	8,552	5,814
Interest on federal funds sold	1	—	1	1
Total interest income	110,071	111,791	450,284	423,560
Interest Expense:
Interest on deposits	2,820	6,410	15,022	41,651
Interest on retail repurchase agreements and federal funds purchased	43	234	182	1,965
Interest on advances from FHLB	—	2,730	2,649	6,593
Interest on subordinated debt	1,940	2,590	7,913	10,192
Total interest expense	4,803	11,964	25,766	60,401
Net interest income	105,268	99,827	424,518	363,159
Provision/ (credit) for credit losses	1,585	(4,489)	(45,556)	85,669
Net interest income after provision/ (credit) for credit losses	103,683	104,316	470,074	277,490
Non-interest income:
Investment securities gains	34	35	212	467
Service charges on deposit accounts	2,305	1,917	8,241	7,066
Mortgage banking activities	3,622	14,491	24,509	40,058
Wealth management income	9,598	8,215	36,841	30,570
Insurance agency commissions	1,332	1,356	7,017	6,795
Income from bank owned life insurance	819	705	3,022	2,867
Bank card fees	1,818	1,570	6,896	5,672
Other income	3,008	3,945	15,317	9,221
Total non-interest income	22,536	32,234	102,055	102,716
Non-interest expense:
Salaries and employee benefits	41,535	36,080	155,830	134,471
Occupancy expense of premises	5,693	5,236	22,405	21,383
Equipment expenses	3,427	3,121	12,883	12,224
Marketing	1,090	1,058	4,730	4,281
Outside data services	2,123	2,394	8,983	8,759
FDIC insurance	991	1,527	4,294	4,727
Amortization of intangible assets	1,609	1,655	6,600	6,221
Merger and acquisition expense	—	3	45	25,174
Professional fees and services	2,381	2,473	10,308	7,939
Other expenses	7,292	8,114	34,392	30,603
Total non-interest expense	66,141	61,661	260,470	255,782
Income before income tax expense	60,078	74,889	311,659	124,424
Income tax expense	14,674	18,227	76,552	27,471
Net income	$45,404	$56,662	$235,107	$96,953

Net income per share amounts:
Basic net income per common share	$0.99	$1.19	$5.00	$2.19
Diluted net income per common share	$0.99	$1.19	$4.98	$2.18
Dividends declared per share	$0.32	$0.30	$1.28	$1.20

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021				2020
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$110,933	$112,060	$115,753	$115,241	$112,843	$113,627	$116,252	$84,966
Interest expense	4,803	4,525	6,777	9,661	11,964	15,500	13,413	19,524
Tax-equivalent net interest income	106,130	107,535	108,976	105,580	100,879	98,127	102,839	65,442
Tax-equivalent adjustment	862	931	930	980	1,052	643	1,325	1,108
Provision/ (credit) for credit losses	1,585	(8,229)	(4,204)	(34,708)	(4,489)	7,003	58,686	24,469
Non-interest income	22,536	24,394	26,259	28,866	32,234	29,390	22,924	18,168
Non-interest expense	66,141	63,181	62,975	68,173	61,661	60,937	85,438	47,746
Income/ (loss) before income tax expense/ (benefit)	60,078	76,046	75,534	100,001	74,889	58,934	(19,686)	10,287
Income tax expense/ (benefit)	14,674	19,070	18,271	24,537	18,227	14,292	(5,348)	300
Net income/ (loss)	$45,404	$56,976	$57,263	$75,464	$56,662	$44,642	$(14,338)	$9,987
GAAP financial performance:
Return on average assets	1.41%	1.75%	1.79%	2.39%	1.78%	1.38%	(0.45)%	0.46%
Return on average common equity	11.87%	14.54%	15.07%	20.72%	15.72%	12.67%	(4.15)%	3.55%
Return on average tangible common equity	16.07%	19.56%	20.44%	28.47%	21.89%	17.84%	(5.80)%	5.34%
Net interest margin	3.51%	3.52%	3.63%	3.56%	3.38%	3.24%	3.47%	3.29%
Efficiency ratio - GAAP basis (1)	51.75%	48.23%	46.89%	51.08%	46.69%	48.03%	68.66%	57.87%
Non-GAAP financial performance:
Core after-tax earnings	$47,785	$52,022	$55,133	$56,949	$55,701	$52,126	$51,902	$29,634
Core return on average assets	1.48%	1.60%	1.73%	1.80%	1.75%	1.62%	1.62%	1.37%
Core return on average common equity	12.49%	13.27%	14.51%	15.64%	15.45%	14.79%	15.01%	10.55%
Core return on average tangible common equity	16.92%	17.85%	19.68%	21.48%	21.52%	20.83%	20.81%	15.85%
Core earnings per diluted common share	$1.05	$1.10	$1.16	$1.20	$1.18	$1.10	$1.10	$0.85
Efficiency ratio - Non-GAAP basis (1)	50.17%	46.67%	45.36%	42.65%	45.09%	45.27%	43.85%	54.76%
Per share data:
Net income/ (loss) attributable to common shareholders	$45,114	$56,622	$56,782	$74,824	$56,194	$44,268	$(14,458)	$9,919
Basic net income/ (loss) per common share	$0.99	$1.21	$1.20	$1.59	$1.19	$0.94	$(0.31)	$0.29
Diluted net income/ (loss) per common share	$0.99	$1.20	$1.19	$1.58	$1.19	$0.94	$(0.31)	$0.28
Weighted average diluted common shares	45,655,924	47,086,824	47,523,198	47,415,060	47,284,808	47,175,071	46,988,351	34,743,623
Dividends declared per share	$0.32	$0.32	$0.32	$0.32	$0.30	$0.30	$0.30	$0.30
Non-interest income:
Securities gains	$34	$49	$71	$58	$35	$51	$212	$169
Service charges on deposit accounts	2,305	2,108	1,976	1,852	1,917	1,673	1,223	2,253
Mortgage banking activities	3,622	4,942	5,776	10,169	14,491	14,108	8,426	3,033
Wealth management income	9,598	9,392	9,121	8,730	8,215	7,785	7,604	6,966
Insurance agency commissions	1,332	2,285	1,247	2,153	1,356	2,122	1,188	2,129
Income from bank owned life insurance	819	818	705	680	705	708	809	645
Bank card fees	1,818	1,775	1,785	1,518	1,570	1,525	1,257	1,320
Other income	3,008	3,025	5,578	3,706	3,945	1,418	2,205	1,653
Total non-interest income	$22,536	$24,394	$26,259	$28,866	$32,234	$29,390	$22,924	$18,168
Non-interest expense:
Salaries and employee benefits	$41,535	$38,653	$38,990	$36,652	$36,080	$36,041	$34,297	$28,053
Occupancy expense of premises	5,693	5,728	5,497	5,487	5,236	5,575	5,991	4,581
Equipment expenses	3,427	3,214	3,020	3,222	3,121	3,133	3,219	2,751
Marketing	1,090	1,376	1,052	1,212	1,058	1,305	729	1,189
Outside data services	2,123	2,317	2,260	2,283	2,394	2,614	2,169	1,582
FDIC insurance	991	361	1,450	1,492	1,527	1,340	1,378	482
Amortization of intangible assets	1,609	1,635	1,659	1,697	1,655	1,968	1,998	600
Merger and acquisition expense	—	—	—	45	3	1,263	22,454	1,454
Professional fees and services	2,381	3,031	3,165	1,731	2,473	1,800	1,840	1,826
Other expenses	7,292	6,866	5,882	14,352	8,114	5,898	11,363	5,228
Total non-interest expense	$66,141	$63,181	$62,975	$68,173	$61,661	$60,937	$85,438	$47,746
(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; investment securities gains from non-interest income; and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021				2020
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,141,346	$3,743,698	$3,712,374	$3,652,418	$3,634,720	$3,588,702	$3,581,778	$2,241,240
Commercial owner-occupied real estate loans	1,690,881	1,661,092	1,687,843	1,644,848	1,642,216	1,652,208	1,601,803	1,305,682
Commercial AD&C loans	1,088,094	1,177,949	1,126,960	1,051,013	1,050,973	994,800	997,423	643,114
Commercial business loans	1,481,834	1,594,528	1,974,366	2,411,109	2,267,548	2,227,246	2,222,810	813,525
Residential mortgage loans	937,570	911,997	960,527	1,022,546	1,105,179	1,173,857	1,211,745	1,116,512
Residential construction loans	197,652	181,319	172,869	171,028	182,619	175,123	169,050	149,573
Consumer loans	429,714	450,765	457,576	493,904	517,254	521,999	558,434	453,346
Total loans	9,967,091	9,721,348	10,092,515	10,446,866	10,400,509	10,333,935	10,343,043	6,722,992
Allowance for credit losses	(109,145)	(107,920)	(123,961)	(130,361)	(165,367)	(170,314)	(163,481)	(85,800)
Loans held for sale	39,409	44,678	71,082	84,930	78,294	88,728	68,765	67,114
Investment securities	1,507,062	1,470,652	1,482,123	1,472,727	1,413,781	1,425,733	1,424,652	1,250,560
Interest-earning assets	11,867,952	12,245,374	12,167,067	12,132,405	12,095,936	11,965,915	12,447,146	8,222,589
Total assets	12,590,726	13,017,464	12,925,577	12,873,366	12,798,429	12,678,131	13,290,447	8,929,602
Noninterest-bearing demand deposits	3,779,630	3,987,411	4,000,636	3,770,852	3,325,547	3,458,804	3,434,038	1,939,937
Total deposits	10,624,731	10,987,400	10,866,466	10,677,752	10,033,069	9,964,969	10,076,834	6,593,874
Customer repurchase agreements	141,086	147,504	140,708	129,318	153,157	142,287	143,579	125,305
Total interest-bearing liabilities	7,158,899	7,320,132	7,233,536	7,423,262	7,856,842	7,643,381	8,313,546	5,732,349
Total stockholders' equity	1,519,679	1,546,060	1,562,280	1,511,694	1,469,955	1,424,749	1,390,093	1,116,334
Quarterly average balance sheets:
Commercial investor real estate loans	$3,769,529	$3,678,886	$3,675,119	$3,634,174	$3,599,648	$3,582,751	$3,448,882	$2,202,461
Commercial owner-occupied real estate loans	1,669,737	1,671,442	1,663,543	1,638,885	1,643,817	1,628,474	1,681,674	1,285,257
Commercial AD&C loans	1,140,059	1,161,183	1,089,287	1,049,597	1,017,304	977,607	969,251	659,494
Commercial business loans	1,482,901	1,820,598	2,225,885	2,291,097	2,189,828	2,207,388	1,899,264	819,133
Residential mortgage loans	925,093	934,365	994,899	1,066,714	1,136,989	1,189,452	1,208,566	1,139,786
Residential construction loans	186,129	170,511	176,135	179,925	180,494	173,280	162,978	145,266
Consumer loans	436,030	452,289	468,686	496,578	515,202	543,242	575,734	465,314
Total loans	9,609,478	9,889,274	10,293,554	10,356,970	10,283,282	10,302,194	9,946,349	6,716,711
Loans held for sale	29,426	50,075	66,958	82,263	68,255	54,784	53,312	35,030
Investment securities	1,535,265	1,403,496	1,482,905	1,407,455	1,418,683	1,404,238	1,398,586	1,179,084
Interest-earning assets	12,012,576	12,121,048	12,037,701	12,029,424	11,882,542	12,049,463	11,921,132	7,994,618
Total assets	12,791,526	12,886,460	12,798,355	12,801,539	12,645,329	12,835,893	12,903,156	8,699,342
Noninterest-bearing demand deposits	3,879,572	3,869,293	3,763,135	3,394,110	3,424,729	3,281,607	3,007,222	1,797,227
Total deposits	10,809,665	10,832,115	10,663,346	10,343,190	9,999,144	9,862,639	9,614,176	6,433,694
Customer repurchase agreements	144,988	145,483	136,286	148,195	146,685	142,694	144,050	135,652
Total interest-bearing liabilities	7,247,756	7,315,021	7,356,656	7,742,987	7,609,829	7,969,487	8,326,909	5,612,056
Total stockholders' equity	1,517,793	1,554,765	1,523,875	1,477,150	1,433,900	1,401,746	1,390,544	1,130,051
Financial measures:
Average equity to average assets	11.87%	12.07%	11.91%	11.54%	11.34%	10.92%	10.78%	12.99%
Investment securities to earning assets	12.70%	12.01%	12.18%	12.14%	11.69%	11.91%	11.45%	15.21%
Loans to earning assets	83.98%	79.39%	82.95%	86.11%	85.98%	86.36%	83.10%	81.76%
Loans to assets	79.16%	74.68%	78.08%	81.15%	81.26%	81.51%	77.82%	75.29%
Loans to deposits	93.81%	88.48%	92.88%	97.84%	103.66%	103.70%	102.64%	101.96%
Assets under management	$6,078,204	$5,733,311	$5,676,141	$5,401,158	$5,151,609	$4,732,437	$4,520,766	$4,001,930
Capital measures:
Tier 1 leverage (1)	9.26%	9.33%	9.49%	9.14%	8.92%	8.65%	8.35%	8.78%
Common equity tier 1 capital to risk-weighted assets (1)	11.88%	12.50%	12.47%	12.09%	10.58%	10.45%	10.23%	10.23%
Tier 1 capital to risk-weighted assets (1)	11.88%	12.50%	12.47%	12.09%	10.58%	10.45%	10.23%	10.23%
Total regulatory capital to risk-weighted assets (1)	14.55%	15.26%	15.82%	15.49%	13.93%	14.02%	13.79%	14.09%
Book value per common share	$33.68	$33.52	$33.02	$32.04	$31.24	$30.30	$29.58	$32.68
Outstanding common shares	45,118,930	46,119,074	47,312,982	47,187,389	47,056,777	47,025,779	47,001,022	34,164,672
(1) Estimated ratio at December 31, 2021.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2021				2020
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$14,830	$—	$—	$133	$—	$775	$—
Commercial owner-occupied real estate	—	—	—	—	—	—	515	—
Commercial AD&C	—	7,344	—	—	—	—	—	—
Commercial business	—	—	—	31	161	93	—	—
Residential real estate:
Residential mortgage	557	679	680	398	480	320	138	8
Residential construction	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	1	—	—
Total loans 90 days past due	557	22,853	680	429	774	414	1,428	8
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	12,489	15,386	42,072	42,776	45,227	26,784	26,482	17,770
Commercial owner-occupied real estate	9,306	9,854	8,183	8,316	11,561	6,511	6,729	4,074
Commercial AD&C	650	1,022	14,489	14,975	15,044	1,678	2,957	829
Commercial business	8,420	9,454	9,435	13,147	22,933	17,659	20,246	10,834
Residential real estate:
Residential mortgage	8,441	9,511	9,440	9,593	10,212	11,296	11,724	12,271
Residential construction	55	62	62	—	—	—	—	—
Consumer	6,725	7,826	7,718	7,193	7,384	7,493	7,800	5,596
Total non-accrual loans	46,086	53,115	91,399	96,000	112,361	71,421	75,938	51,374
Total restructured loans - accruing	2,167	2,199	2,228	2,271	2,317	2,854	2,553	2,575
Total non-performing loans	48,810	78,167	94,307	98,700	115,452	74,689	79,919	53,957
Other assets and other real estate owned (OREO)	1,034	1,105	1,234	1,354	1,455	1,389	1,389	1,416
Total non-performing assets	$49,844	$79,272	$95,541	$100,054	$116,907	$76,078	$81,308	$55,373

	For the Quarter Ended,
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Analysis of non-accrual loan activity:
Balance at beginning of period	$53,115	$91,399	$96,000	$112,361	$71,421	$75,938	$51,374	$38,632
Purchased credit deteriorated loans designated as non-accrual	—	—	—	—	—	—	—	13,084
Non-accrual balances transferred to OREO	—	—	(257)	—	(70)	—	—	—
Non-accrual balances charged-off	(754)	(7,171)	(2,166)	(699)	(513)	(144)	(162)	(575)
Net payments or draws	(5,786)	(36,526)	(3,693)	(16,028)	(13,212)	(4,248)	(1,881)	(1,860)
Loans placed on non-accrual	511	5,699	1,515	421	54,735	893	27,289	2,369
Non-accrual loans brought current	(1,000)	(286)	—	(55)	—	(1,018)	(682)	(276)
Balance at end of period	$46,086	$53,115	$91,399	$96,000	$112,361	$71,421	$75,938	$51,374

Analysis of allowance for credit losses:
Balance at beginning of period	$107,920	$123,961	$130,361	$165,367	$170,314	$163,481	$85,800	$56,132
Transition impact of adopting ASC 326	—	—	—	—	—	—	—	2,983
Initial allowance on purchased credit deteriorated loans	—	—	—	—	—	—	—	2,762
Initial allowance on acquired PCD loans	—	—	—	—	—	—	18,628	—
Provision/ (credit) for credit losses	1,585	(8,229)	(4,204)	(34,708)	(4,489)	7,003	58,686	24,469
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(109)	5,797	(144)	(27)	379	21	(4)	—
Commercial owner-occupied real estate	—	136	—	—	—	—	—	—
Commercial AD&C	—	2,007	—	—	—	—	—	—
Commercial business	564	(53)	2,359	634	56	88	(463)	108
Residential real estate:
Residential mortgage	(80)	(49)	(11)	(270)	37	(6)	15	333
Residential construction	(2)	(2)	(1)	—	(1)	(2)	(1)	(2)
Consumer	(13)	(24)	(7)	(39)	(13)	69	86	107
Net charge-offs/ (recoveries)	360	7,812	2,196	298	458	170	(367)	546
Balance at the end of period	$109,145	$107,920	$123,961	$130,361	$165,367	$170,314	$163,481	$85,800

Asset quality ratios:
Non-performing loans to total loans	0.49%	0.80%	0.93%	0.94%	1.11%	0.72%	0.77%	0.80%
Non-performing assets to total assets	0.40%	0.61%	0.74%	0.78%	0.91%	0.60%	0.61%	0.62%
Allowance for credit losses to loans	1.10%	1.11%	1.23%	1.25%	1.59%	1.65%	1.58%	1.28%
Allowance for credit losses to non-performing loans	223.61%	138.06%	131.44%	132.08%	143.23%	228.03%	204.56%	159.02%
Annualized net charge-offs/ (recoveries) to average loans	0.01%	0.31%	0.09%	0.01%	0.02%	0.01%	(0.01)%	0.03%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,769,529	$38,452	4.05%	$3,599,648	$38,867	4.30%
Commercial owner-occupied real estate loans	1,669,737	19,239	4.57	1,643,817	19,440	4.70
Commercial AD&C loans	1,140,059	11,543	4.02	1,017,304	10,400	4.07
Commercial business loans	1,482,901	21,500	5.75	2,189,828	20,015	3.64
Total commercial loans	8,062,226	90,734	4.47	8,450,597	88,722	4.18
Residential mortgage loans	925,093	7,829	3.39	1,136,989	10,102	3.55
Residential construction loans	186,129	1,521	3.24	180,494	1,698	3.74
Consumer loans	436,030	3,928	3.57	515,202	4,806	3.71
Total residential and consumer loans	1,547,252	13,278	3.42	1,832,685	16,606	3.62
Total loans (2)	9,609,478	104,012	4.30	10,283,282	105,328	4.08
Loans held for sale	29,426	271	3.68	68,255	592	3.48
Taxable securities	1,114,936	3,888	1.39	1,138,767	4,925	1.73
Tax-advantaged securities	420,329	2,431	2.31	279,916	1,971	2.81
Total investment securities (3)	1,535,265	6,319	1.65	1,418,683	6,896	1.94
Interest-bearing deposits with banks	837,741	330	0.16	111,820	27	0.10
Federal funds sold	666	1	0.15	502	—	0.10
Total interest-earning assets	12,012,576	110,933	3.67	11,882,542	112,843	3.78

Less: allowance for credit losses	(106,873)			(171,026)
Cash and due from banks	78,370			111,565
Premises and equipment, net	59,450			58,060
Other assets	748,003			764,188
Total assets	$12,791,526			$12,645,329

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,487,392	$211	0.06%	$1,195,307	$293	0.10%
Regular savings deposits	512,814	46	0.04	406,637	57	0.06
Money market savings deposits	3,554,108	920	0.10	3,194,999	1,870	0.23
Time deposits	1,375,779	1,643	0.47	1,777,472	4,190	0.94
Total interest-bearing deposits	6,930,093	2,820	0.16	6,574,415	6,410	0.39
Federal funds purchased	11	—	0.06	230,677	177	0.30
Repurchase agreements	144,988	43	0.12	146,685	57	0.16
Advances from FHLB	—	—	—	428,278	2,730	2.54
Subordinated debt	172,664	1,940	4.49	229,774	2,590	4.51
Total borrowings	317,663	1,983	2.48	1,035,414	5,554	2.13
Total interest-bearing liabilities	7,247,756	4,803	0.26	7,609,829	11,964	0.63

Noninterest-bearing demand deposits	3,879,572			3,424,729
Other liabilities	146,405			176,871
Stockholders' equity	1,517,793			1,433,900
Total liabilities and stockholders' equity	$12,791,526			$12,645,329

Tax-equivalent net interest income and spread		$106,130	3.41%		$100,879	3.15%
Less: tax-equivalent adjustment		862			1,052
Net interest income		$105,268			$99,827

Interest income/earning assets			3.67%			3.78%
Interest expense/earning assets			0.16			0.40
Net interest margin			3.51%			3.38%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.54% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $0.9 million and $1.1 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Year Ended December 31,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,689,769	$152,977	4.15%	$3,210,527	$142,105	4.43%
Commercial owner-occupied real estate loans	1,661,015	76,463	4.60	1,560,223	73,655	4.72
Commercial AD&C loans	1,110,420	44,460	4.00	906,414	40,262	4.44
Commercial business loans	1,952,537	94,391	4.83	1,781,197	69,633	3.91
Total commercial loans	8,413,741	368,291	4.38	7,458,361	325,655	4.37
Residential mortgage loans	979,754	33,874	3.46	1,168,668	43,001	3.68
Residential construction loans	178,171	6,127	3.44	165,567	6,683	4.04
Consumer loans	463,200	16,689	3.60	524,897	20,356	3.88
Total residential and consumer loans	1,621,125	56,690	3.50	1,859,132	70,040	3.77
Total loans (2)	10,034,866	424,981	4.24	9,317,493	395,695	4.25
Loans held for sale	57,016	1,736	3.05	52,893	1,686	3.19
Taxable securities	1,017,268	16,118	1.58	1,106,315	22,482	2.03
Tax-advantaged securities	440,215	10,426	2.37	244,168	7,378	3.02
Total investment securities (3)	1,457,483	26,544	1.82	1,350,483	29,860	2.21
Interest-bearing deposits with banks	500,400	725	0.14	246,155	446	0.18
Federal funds sold	570	1	0.12	403	1	0.28
Total interest-earning assets	12,050,335	453,987	3.77	10,967,427	427,688	3.90

Less: allowance for credit losses	(130,437)			(128,793)
Cash and due from banks	95,620			122,826
Premises and equipment, net	57,198			59,031
Other assets	745,486			754,605
Total assets	$12,818,202			$11,775,096

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,420,249	$911	0.06%	$1,062,474	$1,812	0.17%
Regular savings deposits	482,331	235	0.05	374,196	269	0.07
Money market savings deposits	3,453,764	4,871	0.14	2,741,230	12,424	0.45
Time deposits	1,579,230	9,005	0.57	1,924,429	27,146	1.41
Total interest-bearing deposits	6,935,574	15,022	0.22	6,102,329	41,651	0.68
Federal funds purchased	15,154	13	0.08	367,240	1,515	0.41
Repurchase agreements	143,734	169	0.12	142,283	450	0.32
Advances from FHLB	111,311	2,649	2.38	545,652	6,593	1.21
Subordinated debt	208,199	7,913	3.80	224,306	10,192	4.54
Total borrowings	478,398	10,744	2.25	1,279,481	18,750	1.47
Total interest-bearing liabilities	7,413,972	25,766	0.35	7,381,810	60,401	0.82

Noninterest-bearing demand deposits	3,728,249			2,880,294
Other liabilities	157,374			173,501
Stockholders' equity	1,518,607			1,339,491
Total liabilities and stockholders' equity	$12,818,202			$11,775,096

Tax-equivalent net interest income and spread		$428,221	3.42%		$367,287	3.08%
Less: tax-equivalent adjustment		3,703			4,128
Net interest income		$424,518			$363,159

Interest income/earning assets			3.77%			3.90%
Interest expense/earning assets			0.21			0.55
Net interest margin			3.56%			3.35%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.54% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.7 million and $4.1 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.